Exhibit 23.4

FANGDA PARTNERS

上海 Shanghai • 北京 Beijing • 深圳 Shenzhen • 香港 Hong Kong

http://www.fangdalaw.com

中国北京市建国门外大街1号	电子邮件	E-mail:	email@fangdalaw.com
国贸大厦21层	电 话	Tel.:	86-10-5769-5600
邮政编码：100004	传 真	Fax:	86-10-5769-5788
	文 号	Ref.:	13GC0055
21/F, China World Tower
No. 1, Jian Guo Men Wai Avenue
Beijing 100004, PRC

September 6, 2013

Yingli Green Energy Holding Company Limited

No. 3399 Chaoyang North Street

Baoding 071051

People’s Republic of China

Dear Sirs

We hereby consent to the use of our name under the captions “Enforceability of Civil Liabilities” in the prospectus included in the registration statement on Form F-3, originally filed by Yingli Green Energy Holding Company Limited on September 6, 2013, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/Fangda Partners

Fangda Partners